Exhibit 99.1

Press Release

October 13, 2015

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES ANNOUNCES COMPLIANCE WITH

NASDAQ LISTING STANDARDS

Washington, DC/Reston, VA - Comstock Holding Companies, Inc. (NASDAQ: CHCI) today announced that it has been notified by the Nasdaq Stock Market that it has regained compliance with certain applicable Nasdaq Capital Market continued listing standards.

The Nasdaq Listing Qualifications Department had previously notified Comstock that it was not in compliance with the minimum $2.5 million stockholders’ equity requirement. On June 26, 2015, Comstock raised through a private offering an aggregate amount of $2.5 million, bringing its stockholders equity as reported on Form 10-Q for the period ended June 30, 2015 to $3.5 million. As a result of this private placement, as of June 30, 2015, total equity was above the $2.5 million minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Comstock was notified on October 7, 2015 by Nasdaq that the Company was in compliance with its rule and the matter was thus closed.

The Nasdaq Listing Qualifications Department had also previously notified Comstock that it did not comply with the requirement to maintain a minimum bid price of $1.00 for a period of 30 consecutive business days. From September 28, 2015 to October 9, 2015, following a reverse stock split authorized at the company’s annual shareholder meeting, the closing bid price of the Company’s common stock was at $1.00 per share or greater for ten consecutive business days. Comstock was notified by Nasdaq on October 12, 2015 that it had regained compliance and the matter was thus closed.

Chairman and Chief Executive Officer Christopher Clemente commented, “We are pleased that, as anticipated, Comstock has regained compliance with all Nasdaq listing standards. Continued listing on the Nasdaq benefits our shareholders by making the company’s stock more attractive to the financial community. It also facilitates our continuing focus on achieving the growth and scale Comstock needs to deliver positive results.”

About Comstock Holding Companies, Inc.

Comstock is a multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC, and provides a variety of capital markets advisory and real estate asset related services through its wholly owned subsidiary, Comstock Real Estate Services, LC. Comstock’s extensive real estate development experience positions Comstock Real Estate Services, LC to provide a unique brand of experience based capital markets advisory and real estate asset management services to clients nationwide. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock, please visit: www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, expectations, strategies, predictions and other statements related to future activities, events or conditions. These statements are based on current expectations and projections about the Company which are based in part on assumptions made by management. Such assumptions involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements, including the standards and policies of NASDAQ, fluctuations in the Company’s stock price, changes in the Company’s general financial and operating results, changes in the capital markets and general economic conditions. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

Investor Relations Contact:

Harriet Fried

LHA

212.838.3777

hfried@lhai.com